UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2010
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
     On February 1, 2010, Encore Energy Partners LP (“ENP”) issued a press release providing, among other things, (1) estimated proved oil and natural gas reserves as of December 31, 2009 and (2) certain fourth quarter operating results. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
     ENP’s total proved oil and natural gas reserves as of December 31, 2009 were 43.0 million barrels of oil equivalent (“MMBOE”), consisting of 28.9 million barrels of crude oil, condensate, and natural gas liquids and 84.7 billion cubic feet of natural gas. ENP produced 3.4 MMBOE during 2009, averaging 9,254 barrels of oil equivalent per day during the fourth quarter of 2009.
     At December 31, 2009, oil reserves accounted for 67 percent of ENP’s total proved reserves, and 92 percent of ENP’s total proved reserves are developed.
     The following table summarizes the changes in proved reserves during 2009 (in thousands of barrels of oil equivalent):

Reserves at December 31, 2008	26,064
Drop down of properties	14,216
Purchases of minerals-in-place	3,140
Extensions and discoveries	187
Revisions	2,793
Production	(3,353)

Reserves at December 31, 2009	43,047

     Based on the average NYMEX oil price of $75.98 per barrel for the fourth quarter of 2009, ENP’s wellhead differential was negative $8.47 per barrel for the quarter. Based on the average NYMEX natural gas price of $4.17 per thousand cubic feet (“Mcf”) for the fourth quarter of 2009, ENP’s wellhead differential was positive $0.31 per Mcf for the quarter.
     In the press release, ENP uses the financial measure of PV-10 Value. PV-10 Value is the present value of estimated future revenues expected to be generated from the production of proved reserves, net of estimated future production and development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to commodity derivative activities, non-property related expenses such as general and administrative expenses, debt service, depletion, depreciation, and amortization, and income taxes, discounted at an annual rate of 10 percent.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K:

99.1 Press Release dated February 1, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP By: Encore Energy Partners GP LLC, its general partner
Date: February 1, 2010	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 1, 2010.